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                                                                    Exhibit 4.04
                                    FORM OF
                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement (the "Agreement") is entered into as of __________,20__ by and between ______________ ("Pledgor") and CSK AUTO
CORPORATION, a Delaware corporation ("Secured Party").

                               W I T N E S S E T H

         WHEREAS, the Secured Party has agreed to make a loan to Pledgor pursuant to the terms of the CSK Auto Corporation 2000 Senior Executive Stock Loan Plan (the "Plan") in the aggregate amount of $_________ and, as evidence thereof, Pledgor has executed and delivered to Secured Party a Promissory Note dated as of even date herewith (the "Note");

         WHEREAS, Pledgor will utilize the funds lent to Pledgor to purchase _____ shares (the "Pledged Shares") of the common stock, par value $0.01 per share, of Secured Party; and

         WHEREAS, as a condition to the making of the loan evidenced by the Note, the parties contemplate that the Pledged Shares will be pledged and delivered by the Pledgor to the Secured Party, with duly endorsed instruments of transfer, as security for such loan.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions contained herein and in the Note and for other good and valuable consideration, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used herein without definition, which are defined in or by reference in the Note, shall have the respective meanings specified therein.

         Section 2. Pledge. Pledgor hereby conveys, pledges, assigns and transfers to Secured Party, and hereby grants to the Secured Party, a valid, first priority security interest (the "Security Interest") in Pledgor's right, title, interest in and to the following (the "Pledged Collateral"):

         (a) the Pledged Shares and the certificates representing the Pledged Shares, all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for all or any part of the Pledged Shares and all proceeds thereof; and

         (b) all securities issued by Secured Party, or any successor thereto, from time to time acquired by Pledgor in substitution for or with respect to any of the securities described in Section 2(a) above, including without limitation all stock of Secured Party, all securities convertible into or exchangeable for such stock and all options, warrants and other rights to purchase such stock, all certificates and instruments representing such securities, together with the interest coupons (if any) attached thereto, and all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such securities and all proceeds thereof.

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         Section 3. Secured Obligations. The Security Interest shall secure for the benefit of the Secured Party the following (collectively, the "Secured Obligations"):

         (a) payment and performance of each and every obligation, covenant and agreement of the Pledgor now or hereafter existing contained herein or in the Note, whether for principal, interest, fees, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor; and

         (b) payment of all sums advanced upon an Event of Default or in accordance herewith by Secured Party to protect the Pledged Collateral, with interest thereon at the rate equal to the highest interest rate under the Note as in effect from time to time;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished (except as provided in Section 17 hereof) and later increased, created or incurred, and including all indebtedness, obligations and liabilities of the Pledgor under any instrument now or hereafter evidencing or securing any of the foregoing.

         Section 4. Delivery of Collateral; Issuance of Additional Shares.

         (a) All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to the Secured Party on the date hereof (or if such certificates or instruments are not in the possession of the Pledgor, immediately upon the acquisition thereof by Pledgor, but in no event later than fifteen (15) days after the date hereof), and shall be held by the Secured Party pursuant hereto at all times hereafter, and all certificates and instruments representing or evidencing securities acquired by the Pledgor after the date hereof and constituting Pledged Collateral hereunder shall be delivered to the Secured Party immediately upon, and held by the Secured Party at all times after, acquisition thereof by Pledgor (but in no event later than ten (10) days after the date of such acquisition). All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

         (b) Upon the occurrence and during the continuance of an Event of Default hereunder, the Secured Party shall have the right, at any time in its discretion, to transfer to or to register on the books of Secured Party in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral (with, in the discretion of the Secured Party, such transfer or registration expressly empowering the Secured Party to vote shares of stock included in the Pledged Collateral), subject only to the revocable rights specified in Section 7(a). In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         Section 5.        Representations and Warranties; Certain Covenants.

         (a) Pledgor hereby represents and warrants that Pledgor is the legal and equitable owner of the Pledged Collateral free and clear of all liens, charges, encumbrances and security interests of every kind and nature, other than Permitted Encumbrances (as defined below) and
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hereby agrees to be bound by the terms of the Plan as if such Plan were made a part of this Agreement.

         (b)      Pledgor covenants that:

                  (i) except for the Security Interest granted hereby and the security interests permitted under or otherwise contemplated hereby ("Permitted Encumbrances"), Pledgor will not create, assume, incur or permit to exist or to be created, assumed or incurred, directly, or indirectly, any lien of any kind on, or any repurchase agreement with respect to, the Pledged Collateral, and will defend the Pledged Collateral against, and take such action as is necessary to remove, any such lien, and will defend the Security Interest against the claims and demands of all persons; and

                  (ii) Pledgor shall advise the Secured Party promptly, in reasonable detail, of any lien or claim made or asserted against any of the Pledged Collateral; and of the occurrence of any other event which would have a material adverse effect on the enforceability of the Security Interest created hereunder.

         Section 6. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         Section 7.        Voting Rights; Dividends; Etc.

         (a) So long as no Event of Default hereunder shall have occurred and be continuing:

                  (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights (if any) pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement; and

                  (ii) except as otherwise provided in Sections 4(b) and 7(c) hereof or Section 6.2 of the Plan, Pledgor shall be entitled to receive and retain any dividends, cash and other property from time to time paid, payable or otherwise distributed in respect of the Pledged Collateral.

         (b) Pledgor hereby irrevocably appoints the Secured Party as Pledgor's proxyholder with respect to the Pledged Shares and any other voting securities forming a part of the Pledged Collateral with full power and authority to vote such Pledged Shares and other voting securities and to otherwise act with respect to such Pledged Shares or other voting securities on behalf of such Pledgor, provided that this proxy shall only be operative upon the occurrence of an Event of Default and so long as such Event of Default continues. Such proxy shall be irrevocable for so long as any of the Secured Obligations remain in existence. Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 7(b); and

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         (c) Upon the occurrence and during the continuance of an Event of
Default hereunder, all rights of the Pledgor to receive and retain dividends, cash and other property, which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii), shall cease and all such rights shall thereupon be vested in the Secured Party, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, cash and other property. All cash and other property received by Pledgor contrary to the provisions of this Section 7(c) shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary transfer documents or endorsements).

         Section 8. Restrictions on Transfer; Dispositions and Release of Collateral.

         (a) Pledgor covenants that Pledgor shall not enter into or perform any agreement to sell, lease, transfer or otherwise dispose of all or any part of the Pledged Collateral unless the Security Interest in such Pledged Collateral shall have been released prior to the time such agreement is entered into.

         (b) Notwithstanding Section 8(a) above, except as required by this Pledge Agreement, the Pledgor shall not sell, assign, pledge, hypothecate or transfer in any way (other than by the Pledgor's will or the laws of descent and distribution) the Pledged Collateral prior to the first anniversary of the date that the Pledged Shares were acquired by the Pledgor.

         Section 9. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, unless reasonably requested in writing to do so by Pledgor, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral.

         Section 10. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints the Secured Party Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in Pledgor's name or otherwise, if Secured Party elects, upon an Event of Default, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

         Section 11. Secured Party May Perform. Upon the occurrence and during the continuance of an Event of Default hereunder (including an Event of Default resulting from a failure to perform any agreement



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contained herein), if Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Pledgor.

         Section 12.       Events of Default; Remedies.

         (a) The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

                  (i) Any Event of Default (as defined in the Note) shall have occurred, which Event of Default shall not be waived or, if capable of being cured, shall not be cured within the respective periods provided in such Note;

                  (ii) Pledgor fails, breaches or defaults in the payment or performance of any of the obligations, covenants or conditions contained in this Agreement or specified in the Plan; or

                  (iii) Any statement, representation or warranty made or furnished by Pledgor in connection with this Agreement or any other writing delivered to the Secured Party in connection with this Agreement and the transactions contemplated herein is false, misleading or erroneous in any material respect when made.

         (b) Upon or after the occurrence of an Event of Default:

                  (i) The Secured Party may exercise (in compliance with all applicable securities laws) in respect of the Pledged Collateral, in addition to other rights, powers and remedies provided for herein or otherwise available to it, all the rights, powers and remedies of a secured party after default under the Uniform Commercial Code in force and effect in each state in which such rights, powers and remedies are asserted, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by applicable law.

                  (ii) The Secured Party may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, over the counter or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable or otherwise in such manner as necessary to comply with applicable federal and state securities laws. Pledgor agrees that the Secured Party shall not be required to register or qualify any of the Pledged Collateral under applicable state or federal securities laws in connection with any such sale if the sale is effected in a manner that complies with all applicable federal and state securities laws. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account, for investment and not with a view to the distribution thereof. Upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers at any such sale, and such purchasers shall hold, the property sold absolutely free from any claim or right on the part of the Pledgor, and Pledgor hereby waives (to the

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         extent permitted by law) all rights of redemption, stay or appraisal which he now has or may at any time in the future have under applicable law now existing or hereafter enacted.

                  (iii) The Secured Party shall give the Pledgor at least ten
         (10) days' (or such longer period as shall be specified by applicable law) notice of the time and place of any public sale or the time after which any private sale is to be made, which Pledgor agrees shall constitute commercially reasonable notification. At any such public sale and (to the extent permitted by law) at any such private sale, the Secured Party may bid, in whole or in part, in the form of cancellation of Secured Obligations, and the Secured Party may purchase the whole or any part of the Pledged Collateral. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (iv) If a sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. Pledgor agrees to the maximum extent permitted by applicable law that any sale of the Pledged Collateral conducted by the Secured Party in accordance with the foregoing provisions of this Section shall be deemed to be a commercially reasonable sale under applicable law.

                  (v) As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose the Security Interest and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

                  (vi) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows: (a) first, to the payment to the Secured Party of the costs and expenses of retaking, holding and preparing for sale of the Pledged Collateral and any other fees, expenses, claims, demands, losses, judgments, damages and liabilities payable to the Secured Party pursuant to any provision hereof; and (b) second, in accordance with the provisions of the Note.

                  (vii) Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be reassigned and redelivered as provided in Section 17 hereof.

         Section 13. Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

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         (a) any lack of validity or enforceability of the Note, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to and departure from the Note or any other agreement or instrument;

         (c) any exchange, release or non-perfection of any other collateral, or any release of, amendment to, waiver of, consent to or departure from any guaranty, for all or any of the Secured Obligations; and

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or in respect of this Agreement.

         Section 14. Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when presented personally or (ii) three (3) business days after being deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required.

         If to Secured Party:       CSK Auto Corporation
                                    645 E. Missouri Avenue
                                    Phoenix, Arizona  85012
                                   Telecopy:  ________________________



         If to Pledgor:             ________________________

                                    ________________________

                                    ________________________


                                   Telecopy:  ________________________


         Section 15. Amendments and Waivers. This Agreement may only be amended by a document signed by Secured Party and the Pledgor. No waiver of any provision of this Agreement nor consent by Secured Party to any departure by Pledgor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as provided above) nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 16. Election of Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Secured Party shall have all of the rights and remedies granted herein and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Pledgor, at the sole discretion of Secured Party.

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         Section 17. Release of Pledged Collateral and Termination. Unless an
Event of Default shall have occurred and be continuing, the Pledged Collateral shall be released from the pledge of this Agreement, and the Secured Party shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or, subject to compliance with applicable law, to each person or persons as Pledgor shall designate or to whoever may be lawfully entitled to receive such surplus, against receipt, certificates representing the Pledged Shares (if any) or such Pledged Collateral other than Pledged Shares (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release as follows:

         (a) promptly after payment of any partial prepayment in respect of the Note pursuant to Section 6.2(c) of the Plan, that number of Pledged Shares released pursuant to Section 6.2(c) of the Plan, and

         (b) upon payment in full of the principal of and interest on the Note and any other amount due hereunder, the Secured Party shall transfer or reassign and redeliver all remaining Pledged Collateral to Pledgor.

Any transfer, redelivery or reassignment provided for above shall be without recourse upon or warranty by the Secured Party (other than a warranty that the Secured Party has not assigned its rights and interests hereunder to any other person) and at the expense of Pledgor.

         Section 18. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(a) remain in full force and effect until termination as provided in Section 17,
(b) be binding upon the Pledgor, the Secured Party and their respective successors and assigns, and (c) inure, together with the rights, powers and remedies of the Pledgor and the Secured Party hereunder, to the benefit of the Pledgor and the Secured Party and their respective successors, transferees and assigns, as the case may be. Notwithstanding the foregoing clause (b), Pledgor shall not be permitted to assign this Agreement or any interest herein.

         Section 19.       Applicable Law and Jurisdiction.

         (a) The parties hereto expressly acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Pledgor hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted by Secured Party in any State or Federal court sitting in Phoenix, Arizona and, by the execution and delivery of this Agreement, Pledgor expressly waives any objection which he may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         (b) Nothing contained in subsection (a) hereof shall preclude Secured Party from bringing any suit, action or proceeding arising out of or relating to this Agreement or the Note in the courts of any place where Pledgor or any of Pledgor's property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, Pledgor hereby

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irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of his present, or future domicile, or otherwise, may be available to him. PLEDGOR AND SECURED PARTY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 20. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         Section 21. Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

         Section 22. Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

         Section 23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.


                                    "PLEDGOR"

                                    _______________________________


                                    "SECURED PARTY"

                                    CSK AUTO CORPORATION

                                    By:________________________
                                    Name: ________________________
                                    Title: ________________________


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